Exhibit 1.1
41,250,000 Shares
AMB PROPERTY CORPORATION
Common Stock
par value $.01 per share

UNDERWRITING AGREEMENT

March 25, 2009
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
As representatives of the several underwriters
named in Schedule I hereto
c/o Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
4 World Financial Center
New York, New York 10080
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Dear Sirs and Mesdames:
     AMB Property Corporation, a Maryland corporation (the “REIT”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (each, an “Underwriter,” and, collectively, the “Underwriters”) an aggregate of forty-one million two-hundred fifty thousand (41,250,000) shares (the “Firm Shares”) of its common stock, par value $.01 per share (the “Common Stock”). Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated have each agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares (as defined below). As used herein, the “Company” shall include the REIT, AMB Property, L.P., a Delaware limited partnership (the “Operating Partnership”), and each of the subsidiaries of the REIT or the Operating Partnership which is a significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act of 1933, as amended (together with the rules and regulations of the Commission thereunder, the “Securities Act”) (each, a “Subsidiary,” and, collectively, the “Subsidiaries”). The REIT also proposes to issue and sell to the several Underwriters not more than an additional six million one hundred eighty-seven thousand five hundred (6,187,500) shares of Common Stock (the “Additional Shares”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

     The REIT and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act an “automatic shelf registration statement,” as defined under Rule 405 under the Securities Act, on Form S-3 (Registration No. 333-153379), including a prospectus, relating to the Shares. Such registration statement, including the exhibits thereto, as amended (or deemed to have been amended pursuant to Rules 430A, 430B or 430C under the Securities Act) from time to time, is hereinafter referred to as the “Registration Statement.” The prospectus in the form in which it appears in the Registration Statement, including the documents, if any, incorporated by reference therein, is hereinafter referred to as the “Basic Prospectus.” The REIT filed on March 25, 2009 with the Commission pursuant to Rule 424(b) under the Securities Act a preliminary prospectus supplement to the Basic Prospectus relating to the Shares (the “Preliminary Prospectus Supplement”) and proposes to file with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus supplement to the Basic Prospectus relating to the Shares and in the form first used (or made available upon the request of the purchasers pursuant to Rule 173 of the Securities Act) in connection with the confirmation of sales (the “Prospectus Supplement”). The term “Prospectus” means the Basic Prospectus together with the Preliminary Prospectus Supplement and the Prospectus Supplement and the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Basic Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and the Prospectus shall include all documents incorporated by reference, or deemed to be incorporated by reference, therein that are filed subsequent to the date of the Basic Prospectus by the REIT with the Commission pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission thereunder, the “Exchange Act”) or the Securities Act.
     As used herein, the term “General Disclosure Package” means (i) the Basic Prospectus and the Preliminary Prospectus Supplement immediately prior to the Applicable Time (as defined below), including any document incorporated by reference, or deemed to be incorporated by reference, therein, or any amendment or supplement thereto and (iii) a schedule indicating the number of Shares being sold and the price at which the Shares will be sold to the public attached as Exhibit E. As used herein, the term “Issuer Represented Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act relating to the Shares, including without limitation any Permitted Free Writing Prospectus. As used herein, the term “Applicable Time” means at or immediately prior to the time when sales of the Shares were first made. As used herein, the term “Information 8-Ks” means the REIT’s current report on Form 8-K filed with the Commission on March 25, 2009 and any current report on Form 8-K filed with the Commission after the date hereof and on or prior to the Closing Date furnishing revised guidance.
     1. Representations and Warranties. The REIT and Operating Partnership, jointly and severally, represent and warrant to and agree with each of the Underwriters as of the date hereof, at the Applicable Time and on the Closing Date (as defined in Section 5 below) that:
     (a) The Registration Statement has become effective; the Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the REIT; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the REIT, threatened by the Commission. The REIT is not an ineligible issuer and is a well-known seasoned issuer, in each case, as defined under the Securities Act, in each case, at the times specified in the Securities Act in connection with the offering of the Shares. The REIT has paid the registration fee for this offering pursuant to Rule 456 (b) (1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus or the General Disclosure Package pursuant to Rule 412 of Regulation C under the Securities Act, (i) each document filed pursuant to the Exchange Act or the Securities Act and incorporated by reference or deemed to be incorporated by reference in the Prospectus complied when filed or will comply when so filed in all material respects with the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became or becomes effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, when originally filed, complied and, as amended or supplemented, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Prospectus, on the date of filing with the Commission, did not contain and, as amended or supplemented at each of the Applicable Time, the Closing Date and any Option Closing Date (as defined in Section 5 below), will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) each of the General Disclosure Package, any Issuer Represented Free Writing Prospectus and the Information 8-Ks (when considered together with the General Disclosure Package), at the Applicable Time did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 1(b) do not apply to statements in or omissions from the Registration Statement, the Permitted Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, based upon and in conformity with information relating to any Underwriter furnished to the REIT in writing by any Underwriter expressly for use in the Registration Statement, the Permitted Free Writing Prospectus or the Prospectus, which information is limited to the information set forth in Exhibit A hereto.
     (c) The REIT has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has all power and authority necessary to own, lease and operate its properties and to conduct the businesses in which it is engaged or proposes to engage as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement. The REIT is duly qualified or registered as a foreign corporation and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a material adverse effect on the consolidated financial position, results of operations or business of the REIT, the Operating Partnership and their subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (d) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not have Material Adverse Effect. The REIT is the sole general partner of the Operating Partnership and owns the percentage interest in the Operating Partnership as set forth or incorporated by reference in the Prospectus and the General Disclosure Package.
     (e) Each Subsidiary is, as the case may be, duly incorporated or organized, and is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, and has the corporate, partnership or other power and authority to own its property and to conduct its business as described in the Prospectus and the General Disclosure Package. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth or incorporated by reference in the Prospectus and the General Disclosure Package, are owned directly or indirectly by the REIT or the Operating Partnership, free and clear of all liens, encumbrances, equities or claims.
     (f) Each of the joint venture partnerships or limited liability companies that is consolidated in the consolidated financial statements of the Company or that is listed in the REIT’s or the Operating Partnership’s annual report on Form 10-K (together, the “Annual Report”) for the year ended December 31, 2008 (collectively, the “Joint Ventures”) has been duly formed and is validly existing as a limited partnership or limited liability company in good standing under the laws of its state of organization, with power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, except where the failure to be duly formed, validly existing or in good standing or where to own, lease and operate its properties and to conduct its business would not have a Material Adverse Effect. Each Joint Venture is duly qualified or registered as a foreign limited partnership or limited liability company to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the REIT, the Operating Partnership or a subsidiary of the REIT or the Operating Partnership owns the percentage of the partnership or other equity interest in each of the Joint Ventures as set forth in the Annual Report (the “Joint Venture Interests”), and each of the Joint Venture Interests is validly issued and fully paid and free and clear of any security interest, mortgage, pledge, lien encumbrance, claim or equity, except for any security interest, mortgage, pledge, lien, encumbrance, claim or equity which would not, singly or in the aggregate, have a Material Adverse Effect. The Company has no other interests in joint venture partnerships or limited liability companies in which unrelated third parties have interests which are, individually or in the aggregate, material to the consolidated financial position, results of operations or business of the REIT, the Operating Partnership and their subsidiaries, taken as a whole, other than as set forth in the Annual Report or as reflected in the financial statements and schedules therein.
     (g) Each of the REIT and the Operating Partnership has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the REIT and the Operating Partnership.
     (h) The REIT has an authorized capitalization as set forth in the Prospectus and the General Disclosure Package, and the authorized capital stock of the REIT conforms in all material respects to the description thereof contained in the Prospectus and the General Disclosure Package.
     (i) All of the issued and outstanding partnership units of the Operating Partnership (the “Units”) have been duly and validly authorized and issued and conform to the description thereof contained or incorporated by reference in the Prospectus and the General Disclosure Package. The Units owned by the REIT are owned directly by the REIT, free and clear of all liens, encumbrances, equities or claims.
     (j) The Shares have been duly authorized and classified for issuance and sale to the Underwriters pursuant to this Agreement. When the Shares are duly paid for and delivered as provided herein, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to preemptive or similar rights.
     (k) The execution and delivery by the REIT and the Operating Partnership of, and the performance by each of the REIT and the Operating Partnership of its respective obligations under, this Agreement and the consummation of the transactions contemplated hereby and thereby, as described in the Prospectus and the General Disclosure Package, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches or violations which would not, singly or in the aggregate, have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the REIT, the Operating Partnership or any Subsidiary, as the case may be, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the REIT or the Operating Partnership of, and the performance by each of the REIT and the Operating Partnership of its respective obligations under, this Agreement and the consummation of the transactions contemplated hereby and thereby, except for (A) the registration of the Shares under the Securities Act or the rules and regulations thereunder and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act, the Exchange Act, or the rules and regulations thereunder, and applicable state and foreign securities laws in connection with issuance, offer and sale of the Shares, (B) the listing of the Shares on the New York Stock Exchange (the “NYSE”), or (C) consents, approvals, authorizations, orders, filings or registrations that will be completed on or prior to the Closing Date.
     (l) There are no legal or governmental proceedings pending or, to the knowledge of the REIT and the Operating Partnership, threatened, to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement, the Prospectus or the General Disclosure Package and are not so described or incorporated by reference, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as exhibits to the Registration Statement that are not described, incorporated by reference or filed as required.
     (m) The Preliminary Prospectus Supplement and any Issuer Represented Free Writing Prospectus when so filed with the Commission complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (n) None of the REIT, the Operating Partnership or any Subsidiary is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and the General Disclosure Package, none will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

     (o) Other than as contemplated by the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the REIT and any person granting such person the right to require the REIT to file a registration statement under the Securities Act with respect to any securities of the REIT, other than with respect to a de minimis number of shares of Common Stock, of the REIT, or to require the REIT to include such securities with the Shares registered pursuant to the Registration Statement.
     (p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the REIT, the Operating Partnership, and their subsidiaries, taken as a whole, from that set forth or incorporated by reference in the Prospectus and the General Disclosure Package. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as described in or contemplated by the Prospectus or the General Disclosure Package or a document incorporated therein by reference, (i) the Company has not incurred any liability or obligation, direct or contingent, nor entered into any transaction not in the ordinary course of business that is material with respect to the REIT, the Operating Partnership and their subsidiaries, taken as a whole; (ii) the REIT has not purchased any of its outstanding capital stock other than pursuant to its stock repurchase program, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than regular quarterly cash dividends; (iii) the Operating Partnership has not purchased any of its outstanding Units, nor declared, paid or otherwise made any dividend or distribution of any kind on its Units other than in the normal course of business, and (iv) there has not been any change in the capital stock or increase in the short-term debt or long-term debt that is, in either case, material with respect to the Company taken as a whole (excluding debt resulting from a draw down on the credit facilities of the REIT, the Operating Partnership or any of their subsidiaries).
     (q) Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the REIT, the Operating Partnership and their respective subsidiaries each has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to therein as owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to therein or which would not materially affect the value thereof or materially interfere with the use made or to be made by them.
     (r) Except as disclosed or incorporated by reference in the General Disclosure Package and the Prospectus: The REIT and the Operating Partnership each has no knowledge of any of the following which could have a Material Adverse Effect: (1) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties currently owned by it or any of its subsidiaries or any of the properties previously owned by it or any of its subsidiaries for which it retains any liability with respect to Hazardous Materials or (2) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties. In connection with the construction on or operation and use of the properties owned by the REIT, the Operating Partnership or any of their respective subsidiaries, the REIT and the Operating Partnership each represents that it has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.
     (s) The independent auditors of the Company, who have certified certain financial statements incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, whose report appears in the Prospectus and the General Disclosure Package, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder during the periods covered by the financial statements on which they reported contained in the Prospectus and the General Disclosure Package.
     (t) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus and the General Disclosure Package, or in a document incorporated by reference therein.
     (u) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, except where the failure to possess such certificates, authorizations and permits, singly or in the aggregate, would not result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus and the General Disclosure Package.
     (v) The Company has filed all Federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a Material Adverse Effect).
     (w) The financial statements (including the notes thereto) included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package present fairly in all material respects the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated or incorporated by reference therein. The financial information and data included in the Registration Statement, the Prospectus and the General Disclosure Package present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. The Company’s ratios of earnings to fixed charges and preferred stock dividends set forth in the Prospectus under the caption “Ratio of Earnings to Fixed Charges and Preferred Stock Dividends” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act. Pro forma financial information included or incorporated by reference in the Prospectus and the General Disclosure Package has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in management’s opinion, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (x) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (y) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (z) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii)

transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.
     (aa) The Company is currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such noncompliance which would not, singly or in the aggregate, have a Material Adverse Effect, and no failure of the Company to comply with all presently applicable provisions of the Americans with Disabilities Act would have a Material Adverse Effect.
     (bb) The REIT has elected to be taxed as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ended December 31, 1997; the REIT has qualified and expects that it will continue to qualify as a “real estate investment trust” under the Code beginning with its taxable year ended December 31, 1997, and will continue to qualify as a “real estate investment trust” under the Code after consummation of the transactions contemplated by the Prospectus and the General Disclosure Package; and the REIT’s present and contemplated operations, assets and income will enable it to meet the requirements for qualification as a “real estate investment trust” under the Code.
     (cc) Neither the REIT, the Operating Partnership nor any Subsidiary, nor any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action designed to cause or result under the Exchange Act, or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the REIT to facilitate the sale or resale of the Shares.
     2. Representations and Warranties Regarding Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives on behalf of the several Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters is referred to herein as a “Permitted Free Writing Prospectus,” each of which Permitted Free Writing Prospectus as of the date hereof is attached as Exhibit E. The Company represents that it has treated, and agrees that it will treat, each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that each Issuer Represented Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any information in the Preliminary Prospectus Supplement or any other prospectus deemed to be a part of the Prospectus that has not been superseded or modified, provided that this representation does not apply to information contained in the Permitted Free Writing Prospectus based upon and in conformity with information relating to any Underwriter furnished to the REIT in writing by any Underwriter expressly for use in the Permitted Free Writing Prospectus, which information is limited to the information set forth in Exhibit A hereto.
     3. Agreement to Sell and Purchase. The REIT hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained and upon the terms and subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the REIT, the respective number of Firm Shares set forth in Schedule I hereto opposite its name. The purchase price per share of the Shares to be paid by the several Underwriters to the REIT shall be $11.664 a share (the “Purchase Price”).
     In addition, the REIT hereby agrees to issue and sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained and upon the terms and subject to the conditions herein set forth, shall have a one-time right to purchase, severally and not jointly, from the REIT any or all of the Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the REIT in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below), but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     Each of the REIT and the Operating Partnership hereby agrees that, without the prior written consent of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, directly or indirectly, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of its Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock or any other securities substantially similar to the Common Stock (other than in connection with the acquisition of properties) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock, other securities, in cash or otherwise. The restrictions described in the foregoing sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance by the Company of options or shares of restricted Common Stock pursuant to the Company’s existing employee stock option plans in the ordinary course and consistent with past practice and the Company’s standard vesting schedule, (3) the issuance of any shares of Common Stock issued upon the exercise of options granted under existing employee stock option plans in the ordinary course and consistent with past practice and the Company’s standard vesting schedule,(4) the issuance of Units or AMB Property II, L.P. units in connection with the acquisition of properties by the Company, (5) the issuance of shares of Common Stock in exchange for Units or AMB Property II, L.P. units, or (6) prevent the Company from redeeming or repurchasing any of its securities, including, without limitation, Units or limited partnership units of AMB Property II, L.P. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     4. Terms of Public Offering. The REIT is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The REIT is further advised by you that the Shares are to be offered to the public initially at $12.15 a share (the “Public Offering Price”), and to certain dealers selected by you at a price that represents a concession not in excess of $0.2916 a share under the Public Offering Price.
     5. Payment and Delivery. Payment of the aggregate Purchase Price for the Firm Shares shall be made to the REIT in federal or other funds immediately available in New York City against delivery of such Firm Shares to the Representatives for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement, or at such other time on the same or such other date as shall be agreed to in writing by the REIT and the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for the Additional Shares shall be made to the REIT in federal or other funds immediately available in New York City against delivery of such Additional Shares to the Representatives for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or such other date as shall be agreed to in writing by the REIT and the Representatives. The time and date of such payment are hereinafter referred to as the “Option Closing Date.”
     The Company will deliver the Firm Shares and Additional Shares to the Representatives for the respective accounts of the Underwriters in book-entry form through the facilities of the Depository Trust Company on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the REIT and the Operating Partnership herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Applicable Time and the Closing Date, as the case may be:
     (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the REIT, the Operating Partnership and their subsidiaries, taken as a whole, from that set forth in the Prospectus and the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus and the General Disclosure Package; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the REIT, the Operating Partnership, any of their subsidiaries, any of their respective securities or in the rating outlook for any of them by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, and signed by an executive officer of the REIT on behalf of the REIT and in the REIT’s capacity as general partner of the Operating Partnership, to the effect set forth in subsection (a) and subsection (c) of this Section 6, and to the effect that:
          (i) the representations and warranties of the REIT and the Operating Partnership contained in this Agreement are true and correct at the Applicable Time and on the Closing Date, as if made at the Applicable Time and on the Closing Date; and
          (ii) all of the covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Applicable Time or the Closing Date, as the case may be, shall have been duly performed, fulfilled or complied with in all material respects at or prior to the time such performance, fulfillment or compliance was required.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Prospectus and any Issuer Represented Free Writing Prospectus required to be filed shall have been filed with the Commission as required by the Securities Act and/or this Agreement and no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or the General Disclosure Package shall have been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending or threatened by the Commission.
     (d) The Underwriters shall have received on the Closing Date (i) an opinion or opinions of Latham & Watkins LLP, special counsel for the REIT, dated the Closing Date, in form and substance satisfactory to the Underwriters, as to the matters set forth in Exhibit B-1 attached hereto, (ii) an opinion or opinions of Latham & Watkins LLP, special tax counsel for the REIT, dated the Closing Date, in form and substance satisfactory to the Underwriters, as to the matters set forth in Exhibit B-2 attached hereto, and (iii) a letter of Latham & Watkins LLP, special counsel for the REIT, dated the Closing Date, in form and substance satisfactory to the Underwriters, as to the matters set forth in Exhibit B-3 attached hereto.
     (e) The Underwriters shall have received on the Closing Date an opinion of Tamra D. Browne, General Counsel to the REIT, dated the Closing Date, in form and substance satisfactory to the Underwriters, as to the matters set forth in Exhibit C attached hereto.
     (f) The Underwriters shall have received on the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland corporate counsel for the REIT, dated the Closing Date, in form and substance satisfactory to the Underwriters, as to the matters set forth in Exhibit D attached hereto.
     (g) The Underwriters shall have received on the Closing Date an opinion(s) of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.
     (h) The Underwriters shall have received on the date hereof a letter(s) dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus. On the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Underwriters a letter, dated the Closing Date, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from PricewaterhouseCoopers LLP, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.
     (i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, and signed by the chief financial officer of the REIT on behalf of the REIT and in the REIT’s capacity as general partner of the Operating Partnership, covering the matters set forth in Exhibit F attached hereto.

     (j) The Shares shall be qualified for sale in such states as the Underwriters may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding at the Applicable Time and on the Closing Date. The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.
     (k) The “lock-up” agreements, each substantially in the form of Exhibit G attached hereto, between you and each executive officer of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Option Closing Date, as the case may be.
     (l) At the Applicable Time and on the Closing Date, the Company shall have furnished to the Underwriters such appropriate further information, certificates and documents as they may reasonably request.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the REIT and the Operating Partnership, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares, including, without limitation, (i) a certificate dated and as of the Option Closing Date to same effect as the certificate described in paragraph (b) above, (ii) opinions of Latham & Watkins, Tamra D. Browne and Ballard Spahr Andrews & Ingersoll, LLP dated the Option Closing Date to same effect as the opinions described in paragraphs (d), (e) and (f) but relating to the Additional Shares, (iii) an opinion of Gibson, Dunn & Crutcher LLP dated the Option Closing Date relating to the Additional Shares, (iv) a letter from PricewaterhouseCoopers LLP dated the Option Closing Date to same effect as the described in paragraph (h), and (v) such appropriate further information, certificates and documents as you may reasonably request.
     7. Covenants of the REIT and the Operating Partnership. In further consideration of the agreements of the Underwriters herein contained, the REIT and the Operating Partnership covenant with each Underwriter as follows:
     (a) The Company will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or an order preventing or suspending the use of the Preliminary Prospectus Supplement, the Prospectus Supplement, the Prospectus or any Issuer Represented Free Writing Prospectus or of the institution or threatening of any proceedings for that purpose or pursuant to Section 8A of the Securities Act, and will use their best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued, and will advise the Representatives promptly of any examination pursuant to 8(e) of the Securities Act or of the REIT or Operating Partnership becoming the subject of a proceeding pursuant to 8A of the Securities Act in connection with any offering of the Shares. The Company will advise the Representatives promptly of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. The REIT and the Operating Partnership will advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or any Issuer Represented Free Writing Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus or any Issuer Represented Free Writing Prospectus or any other request by the Commission for additional information. Prior to the termination of the offering of the Shares and at any time during which the Underwriters have a prospectus delivery requirement under the Commission’s rules and regulations, the Company will not at any time file any amendment to the Registration Statement or supplement to the Prospectus or any Issuer Represented Free Writing Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing or use thereof or to which the Representatives shall reasonably object or which is not in compliance with the Securities Act and the rules and regulations thereunder. The REIT and the Operating Partnership will cause the Preliminary Prospectus Supplement, the Prospectus Supplement and any Issuer Represented Free Writing Prospectus to be filed within the required time periods, and will advise you promptly when the Prospectus has been filed pursuant to Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and any Issuer Represented Free Writing Prospectus has been filed pursuant to Rule 433 under the Securities Act, and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act prior to the Closing Date.
     (b) To furnish to you, upon request and without charge, a signed copy of the Registration Statement as originally filed and each amendment thereto (including exhibits and consents filed therewith) and for delivery to each other Underwriter a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the General Disclosure Package and Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     (c) If, at any time prior to the Closing Date or during such period after the first date of the public offering of the Shares, in the opinion of counsel for the Underwriters, the Prospectus or the General Disclosure Package is required by law to be delivered in connection with sales of Shares by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package or the Prospectus in order to ensure that the General Disclosure Package or the Prospectus do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when the

General Disclosure Package or the Prospectus is delivered to a purchaser, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus or the General Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters and forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the REIT and the Operating Partnership) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus and/or the General Disclosure Package so that the statements in the Prospectus and the General Disclosure Package as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when the Prospectus or the General Disclosure Package is delivered to a purchaser, or so that the Prospectus and the General Disclosure Package, as amended or supplemented, will comply with law.
     (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws and real estate syndication laws of such jurisdictions as you shall reasonably request. The Company will advise the Representatives promptly of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) To make generally available to the REIT’s security holders and to you as soon as practicable (but no event later than the last day of the fifteenth full calendar month following the end of the REIT’s current fiscal quarter), an earnings statement covering the twelve-month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424 under the Securities Act that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Prospectus and any Issuer Represented Free Writing Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., if any, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, if applicable, (vii) the fees and expenses of any transfer agent, registrar or depositary in connection with the issuance of the Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the REIT, travel and lodging expenses of the representatives and officers of the REIT and any such consultants, and, with the prior approval of the REIT, the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     (g) The Company will use the net proceeds received by it from the sale of the Shares sold by it in the manner specified in the Prospectus and the General Disclosure Package under the caption “Use of Proceeds.”
     (h) The Company shall have applied to list the Shares, and the Shares shall have been approved for listing, subject to notice of issuance, on the NYSE on or prior to the Closing Date, and the REIT and the Operating Partnership shall use its best efforts to maintain the listing of such Shares on the NYSE.
     (i) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus or the General Disclosure Package, neither the REIT nor the Operating Partnership will, within 30 days of the date of the Prospectus, directly or indirectly, (i) take any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the REIT to facilitate the sale or resale of the Shares, (ii) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the REIT, which payment or agreement is designed to cause or to result in the stabilization or manipulation of the price of the Shares.
     (j) The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     8. Indemnity and Contribution.
          (a) The REIT and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus Supplement, Prospectus Supplement, the Prospectus, the Information 8-Ks or any Issuer Represented Free Writing Prospectus (in each case, as amended or supplemented if the REIT and the Operating Partnership shall have furnished any amendments or supplements thereto) or in any documents filed under the Securities Act or the Exchange Act and incorporated by reference or deemed to be incorporated by reference into the Registration Statement, the Preliminary Prospectus Supplement, Prospectus Supplement, the Prospectus or the General Disclosure Package or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, (ii) any omission or alleged omission to state in the Registration Statement, the Prospectus, or the General Disclosure Package, the Information 8-Ks or any Issuer Represented Free Writing Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or expense arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the REIT and the Operating Partnership shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage, liability or expense resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), except insofar as such losses, claims, damage, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the REIT and the Operating Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, the Permitted Free Writing Prospectus or the Prospectus, which information is limited to that set forth on Exhibit A hereof. This indemnity agreement will be in addition to any liability that the REIT or the Operating Partnership might otherwise have.
          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the REIT, the Operating Partnership and the REIT’s directors, its officers who sign the Registration Statement and each person, if any, who controls the REIT or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the REIT and the Operating Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the REIT in writing by such Underwriter through you expressly for use in the Registration Statement, the Permitted Free Writing Prospectus or the Prospectus, which information is limited to that set forth on Exhibit A hereto.
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding, provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraph (a) or (b) above. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the REIT or the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party in writing to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of each indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.
          (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the REIT and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the REIT and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the REIT and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the REIT and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the REIT and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the REIT or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
          (e) The REIT, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the REIT and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the REIT, the Operating Partnership or the REIT’s officers or directors or any person controlling the REIT or the Operating Partnership and (iii) acceptance of and payment for any of the Shares.
     9. Termination. The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the REIT and the Operating Partnership from the Underwriters, without liability on the part of the Underwriters to the REIT and the Operating Partnership, if, prior to delivery and payment for the Shares, in the sole judgment of the Underwriters, (i) trading in any of the securities of the REIT or the Operating Partnership shall have been suspended by the Commission, by any exchange that lists such securities or in any over-the-counter market, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets within or outside the United States or in political, financial or economic conditions within or outside the United States or any material outbreak or material escalation of hostilities within or outside the United States or declaration by the United States of a national emergency or war or other material calamity or crisis within or outside the United States, including, without limitation, an act of terrorism, shall have occurred the effect of any of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by the Prospectus, the General Disclosure Package and this Agreement.
     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased and arrangements satisfactory to the Representatives and the REIT for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the REIT. In any such case, either the Representatives or the REIT shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, the Prospectus and the General Disclosure Package or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the REIT or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the REIT or the Operating Partnership shall be unable to perform their obligations under this Agreement, the REIT and the Operating Partnership will, jointly and severally, reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     11. Representations and Agreements to Survive Delivery. All representations, warranties, agreements and covenants of the REIT and the Operating Partnership herein or in certificates delivered pursuant hereto and the agreements of the Underwriters in Section 8 herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the REIT or the Operating Partnership or any of its officers, trustees, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Shares hereunder.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, with respect to any party hereto, will be mailed, delivered or telefaxed and confirmed as follows:

if to the Company:	AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111
Attention: General Counsel
Telefax number: (415) 394-9000

with a copy to:	Latham & Watkins LLP
505 Montgomery St., Suite 2000
San Francisco, California 94111
Attention: Laura L. Gabriel
Telefax number: (415) 395-8095

if to the Underwriters:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Attention: ECM Legal
Telefax number: (212) 230-8730

J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Attention: Equity Syndicate Desk
Telefax number: (212) 622-8358

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attention:
Telefax number: (212) 507-4254

with a copy to:	Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
Attention: Douglas D. Smith
Telefax number: (415) 986-5309
     13. Counterparts. This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     15. Parties. This Agreement has been and is made solely for the benefit of the Underwriters and the REIT and the Operating Partnership and of the controlling persons, directors, trustees, and officers referred to in Section 8, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriters.
     16. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the REIT, the Operating Partnership and the Representatives.
     17. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     18. Waiver of Trial by Jury. The REIT and each of the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.
     19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
[Signature Page Follows]

     Please confirm that the foregoing correctly sets forth the agreement among the REIT, the Operating Partnership and the Underwriters.

Very truly yours, AMB PROPERTY CORPORATION
By:	/s/ Thomas S. Olinger
	Name:	Thomas S. Olinger
	Title:	Chief Financial Officer

AMB PROPERTY, L.P.
By:	AMB PROPERTY CORPORATION, its sole general partner
By:	/s/ Thomas S. Olinger
	Name:	Thomas S. Olinger
	Title:	Chief Financial Officer

[Signature Page to AMB Underwriting Agreement]

Accepted as of the date hereof:
MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
Acting on behalf of themselves and the
several Underwriters named in Schedule I hereto.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED

By:	/s/ Peter Chapman Name: Peter Chapman Title: Managing Director
J.P. MORGAN SECURITIES INC.

By:	/s/ Eddy Allegaert Name: Eddy Allegaert Title: Executive Director
MORGAN STANLEY & CO. INCORPORATED

By:	/s/ John Tyree Name: John Tyree Title: Managing Director
[Signature Page to AMB Underwriting Agreement]

Schedule I
Underwriters

Number of Firm Shares
Underwriter	to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,406,250
J.P. Morgan Securities Inc.	13,406,250
Morgan Stanley & Co. Incorporated	8,250,000
Daiwa Securities America Inc.	1,031,250
ING Financial Markets LLC	1,031,250
Scotia Capital (USA) Inc.	1,031,250
Wells Fargo Securities, LLC	1,031,250
HSBC Securities (USA) Inc.	618,750
SG Americas Securities, LLC	618,750
ABN AMRO Incorporated	412,500
PNC Capital Markets LLC	412,500
Total Firm Shares	41,250,000